Exhibit 10.1

Fluidigm Corporation

2 Tower Place, Suite 2000

South San Francisco, California 94080

March 29, 2022

Caligan Partners LP

590 Madison Avenue

New York, New York 10022

Attn: David Johnson

Ladies and Gentlemen:

This letter agreement (this “Agreement”) constitutes the agreement between (a) Fluidigm Corporation (“Company”) and (b) Caligan Partners LP and each of the other persons and entities set forth on the signature pages to this Agreement (collectively, the “Caligan Group”). Company and the Caligan Group are collectively referred to as the “Parties.”

1. New Director. The Company’s Board of Directors (the “Board”) has taken all action necessary to appoint Frank Witney (“Mr. Witney”) as a Class III director with a term expiring at the Company’s 2022 Annual Meeting of Stockholders, with such appointment to be contingent on the closing of the Private Placement Issuance (as such term is defined in Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on February 24, 2022 (as amended, the “Definitive Proxy Statement”). At the 2022 Annual Meeting of Stockholders, Company agrees to recommend, support and solicit proxies for the election of Mr. Witney to stand for a three-year term in the same manner in which Company supports and solicits proxies for its other nominees up for election in connection with the 2022 Annual Meeting of Stockholders.

2. Voting Commitment of the Caligan Group. At the special meeting of Company’s stockholders to consider, among other things, the Private Placement Issuance (including any adjournments, postponements or other delays thereof), the members of the Caligan Group will cause all applicable securities of Company that are beneficially owned by the members of the Caligan Group to be (a) present for quorum purposes; and (b) voted in the manner recommended by the Board on all proposals.

3. Non-Disclosure Agreement. With respect to the non-disclosure agreement, dated August 29, 2021, between Company and the Caligan Group (the “NDA”), Company and the Caligan Group agree as follows: effective as of and conditioned upon the filing with the U.S. Securities and Exchange Commission of a Current Report on Form 8-K or widely disseminated press release disclosing the consummation of the Private Placement Issuance, (a) the Evaluation Material (as defined in the NDA) previously provided to the Caligan Group under the NDA shall no longer constitute “material non-public information” within the meaning of applicable securities laws; (b) the standstill obligations provided in Section 12 of the NDA shall terminate (to the extent not already terminated pursuant to the terms of the NDA) and the Parties agree that the Standstill Period shall be concluded; and (iii) no additional Evaluation Material will be provided to any Receiving Party (as defined in the NDA) under the NDA. Except as described herein, all other rights and obligations under the NDA shall remain in full force and effect in accordance with their terms until August 29, 2022; provided however, that the Receiving Party and its Representatives (each as defined in the NDA) obligations with respect to the Evaluation Materials, including the non-use, non-disclosure, confidentiality, and protection of such Evaluation Materials, shall continue and survive such termination.

4. Representations of the Caligan Group. Each of the members of the Caligan Group, severally and not jointly, represents that (a) its authorized signatory set forth on the signature page to this Agreement has the power and authority to execute this Agreement and any other documents or agreements to be entered into in connection with this Agreement and to bind such Person; (b) this Agreement has been duly authorized, executed and delivered by it and is a valid and binding obligation of such member, enforceable against it in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles; (c) this Agreement does not and will not violate any law, any order of any court or other agency of government, its organizational documents or any provision of any agreement or other instrument to which it or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such agreement or other instrument, or result in the creation or imposition of, or give rise to, any material lien, charge, restriction, claim, encumbrance or adverse penalty of any nature whatsoever; (d) as of the date of this Agreement, it has not, and no other member of the Caligan Group has, directly or indirectly, compensated or entered into any agreement, arrangement or understanding to compensate any person for his or her service as a director of Company with any cash, securities (including any rights or options convertible into or exercisable for or exchangeable into securities or any profit sharing agreement or arrangement) or other form of compensation directly or indirectly related to Company or its securities; and (e) as of the date of this Agreement, the Caligan Group (i) is the beneficial owner of an aggregate of 8,380,265 shares of Company’s common stock; (ii) has voting authority over such shares; and (iii) owns no other equity or equity-related interest in Company.

5. Representations of Company. Company represents that this Agreement (a) has been duly authorized, executed and delivered by it and is a valid and binding obligation of Company, enforceable against Company in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles; (b) does not require the approval of the stockholders of Company; and (c) except as otherwise waived or approved, does not and will not violate any law, any order of any court or other agency of government, Company’s certificate of incorporation or bylaws, each as amended from time to time, or any provision of any agreement or other instrument to which Company or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such agreement or other instrument, or result in the creation or imposition of, or give rise to, any material lien, charge, restriction, claim, encumbrance or adverse penalty of any nature whatsoever.

6. Specific Performance. Each Party acknowledges and agrees that money damages would not be a sufficient remedy for any breach (or threatened breach) of this Agreement by it and that, in the event of any breach or threatened breach of this Agreement, (a) the Party seeking specific performance will be entitled to injunctive and other equitable relief, without proof of actual damages; (b) the Party against whom specific performance is sought will not plead in defense that there would be an adequate remedy at law; and (c) the Party against whom specific performance is sought agrees to waive any applicable right or requirement that a bond be posted. Such remedies will not be the exclusive remedies for a breach of this Agreement and will be in addition to all other remedies available at law or in equity.

7. Press Release. Promptly following the execution of this Agreement, Company shall issue a press release (the “Press Release”) announcing this Agreement, substantially in the form attached hereto as Exhibit A. Prior to the issuance of the Press Release, neither Company nor Caligan shall issue any press release or public announcement regarding this Agreement or take any action that would require public disclosure thereof without the prior written consent of the other Party. None of the Parties shall make any public statement (including in any filing required under the Exchange Act) concerning the subject matter of this Agreement inconsistent with the Press Release.

8. Termination. Notwithstanding anything contained herein, in the event that stockholder approval is not received for the Charter Amendment Proposal and the Private Placement Issuance Proposal (each as defined in the Definitive Proxy Statement) at the special meeting of stockholders on April 1, 2022, this Agreement will terminate and be null and void and of no further force and effect.

9. Entire Agreement; Binding Nature; Assignment; Waiver. This Agreement constitutes the only agreement between the Parties with respect to the subject matter of this Agreement and it supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written. This Agreement binds, and will inure to the benefit of, the Parties and their respective successors and permitted assigns. No Party may assign or otherwise transfer either this Agreement or any of its rights, interests, or obligations under this Agreement without the prior written approval of the other Party. Any purported transfer requiring consent without such consent is void. No amendment, modification, supplement or waiver of any provision of this Agreement will be effective unless it is in writing and signed by the affected Party, and then only in the specific instance and for the specific purpose stated in such writing. Any waiver by any Party of a breach of any provision of this Agreement will not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a Party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that Party of the right to insist upon strict adherence to that term or any other term of this Agreement in the future.

10. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, then the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement that is held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable, and this Agreement will otherwise be construed so as to effectuate the original intention of the Parties reflected in this Agreement. The Parties further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the purposes of such invalid or unenforceable provision.

11. Governing Law; Forum. This Agreement is governed by and will be construed in accordance with the laws of the State of Delaware. Each of the Parties (a) irrevocably and unconditionally consents to the exclusive personal jurisdiction and venue of the Court of Chancery of the State of Delaware and any appellate court thereof (unless the federal courts have exclusive jurisdiction over the matter, in which case the United States District Court for the District of Delaware and any appellate court thereof will have exclusive personal jurisdiction); (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (c) agrees that it will not bring any action relating to this Agreement or otherwise in any court other than the such courts; and (d) waives any claim of improper venue or any claim that those courts are an inconvenient forum. The Parties agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in paragraph 14 or in such other manner as may be permitted by applicable law, will be valid and sufficient service thereof.

12. Waiver of Jury Trial. EACH OF THE PARTIES, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF ANY OF THEM. No Party will seek to consolidate, by counterclaim or otherwise, any action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived.

13. Third Party Beneficiaries. This Agreement is solely for the benefit of the Parties and is not enforceable by any other Person.

14. Notices. All notices and other communications under this Agreement must be in writing and will be deemed to have been duly delivered and received (a) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (b) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; (c) immediately upon delivery by hand; or (d) on the date sent by email (except that notice given by email will not be effective unless either (i) a duplicate copy of such email notice is promptly given by one of the other methods described in this paragraph 14 or (ii) the receiving Party delivers a written confirmation of receipt of such notice either by email or any other method described in this paragraph 14 (excluding “out of office” or other automated replies)). The addresses for such communications are as follows. At any time, any Party may, by notice given to the other Parties in accordance with this paragraph 14, provide updated information for notices pursuant to this Agreement.

If to Company:

Fluidigm Corporation

2 Tower Place, Suite 2000

South San Francisco, California 94080

Attention: Nicholas S. Khadder

Email: [***]

with a copy (which will not constitute notice) to:

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, California 94304

Attention: Robert F. Kornegay

                  Zachary Myers

                  Douglas K. Schnell

E-mail:       rkornegay@wsgr.com

                    zmyers@wsgr.com

                    dschnell@wsgr.com

If to the Caligan Group:

Caligan Partners LP

590 Madison Avenue

New York, New York 10022

Attn: [***]

Email: [***]

15. Representation by Counsel. Each of the Parties acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed this Agreement with the advice of such counsel. Each Party and its counsel cooperated and participated in the drafting and preparation of this Agreement, and any and all drafts of this Agreement exchanged among the Parties will be deemed the work product of all of the Parties and may not be construed against any Party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any Party that drafted or prepared it is of no application and is expressly waived by each of the Parties, and any controversy over interpretations of this Agreement will be decided without regard to events of drafting or preparation.

16. Counterparts. This Agreement and any amendments to this Agreement may be executed in one or more textually identical counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail or by an electronic signature service (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent that such defense relates to lack of authenticity.

17. Headings. The headings set forth in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision of this Agreement.

[Signature page follows.]

Very truly yours,

FLUIDIGM CORPORATION

By:	/s/ Nicholas Khadder
	Name:	Nicholas Khadder
	Title:	Senior Vice President, General Counsel, and Secretary

ACCEPTED AND AGREED
as of the date written above:

DAVID JOHNSON

/s/ David Johnson

CALIGAN PARTNERS LP
By: Caligan Partners GP, LLC, its general partner

By:	/s/ David Johnson
Name: David Johnson
Title: Managing Member

CALIGAN PARTNERS GP, LLC

By:	/s/ David Johnson
Name: David Johnson
Title: Managing Member

CALIGAN PARTNERS CV V LP

By: Caligan Partners CV V GP, LLC, its general partner

By:	/s/ David Johnson
Name: David Johnson
Title: Authorized Signatory

Exhibit A

(Press Release)